2010 BCSECCOM 422

Revocation Order

Zoro Mining Corp.

Section 171 of the *Securities Act,* R.S.B.C. 1996, c. 418

¶ 1 On December 11, 2009, the Executive Director made an order (the Cease Trade Order) under section 164(1) of the *Securities Act*, R.S.B.C. 1996, c. 418 (the Act) that all trading in the securities of Zoro Mining Corp. (Zoro) cease until it files the required records and the Executive Director revokes the Cease Trade Order.

¶ 2 Zoro has filed the required records.

¶ 3 The Executive Director considers that it would not be prejudicial to the public interest to revoke the Cease Trade Order.

¶ 4 The Executive Director orders under section 171 of the Act that the Cease Trade Order is revoked and that trading in the securities of Zoro may resume.

¶ 5 July 21, 2010

John Porges
Manager
Corporate Finance